UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 11, 2010 (May 10, 2010)
Date of Report (Date of Earliest Event Reported)

ECO BUILDING INTERNATIONAL, INC.
(Exact name of registrant as specified in Charter)

Nevada	5080	80-0329825
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Unit 106, Tern Centre, Tower II
251 Queen’s Road
Central, Hong Kong, People’s Republic of China
(Address of Principal Executive Offices)

086-13828824414
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Final Closing of Offering

On May 10, 2010, Eco Building International, Inc. (the “Company”)  closed on the second and final round (the “Final Closing”) of the private placement offering (the “Offering”) previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2010 (the “May 3rd 8-K”) through the sale of 589,689 Units comprised of (i) 589,689 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Shares”) and (ii) 235,882 five year warrants (the “Warrants”) with an exercise price of $5.06 per share, to certain accredited investors (the “Investors”) for total proceeds of $2,594,606.40 to the Company.

The Company raised an aggregate amount of $10,805,750 in the Offering.  As of the Final Closing, the Company had 9,999,999 shares of common stock issued and outstanding.  In connection with the offering, the Company issued a total of 2,455,863 shares of Series A Convertible Preferred Shares and 982,362 Warrants to the Investors.  Additionally, as more fully described below, the Placement Agent (as defined below) received 122,794 Agent Warrants (as defined below).

For a more detailed discussion of the terms of the Offering, the information contained in  May 3rd 8-K is referred to and incorporated herein by reference.

Compensation to Placement Agents

Maxim Group, LLC acted as the Company’s exclusive placement agent (the “Placement Agent”) in connection with the Offering.  In connection with the services performed by the Placement Agent in the Offering, the Placement Agent received: (i) cash commissions equal to 7% of the gross proceeds received by the Company; (ii) a cash corporate finance fee equally to 1% of the gross proceeds raised by the Company in the Offering, payable at the time of each closing; (iii) five (5) year warrants to purchase such number of securities equal to 5% of the aggregate number of securities being sold and/or issued in the Offering (the “Agent Warrants”); and (iv) a non-refundable cash retainer of $25,000 payable upon the execution of the retainer agreement, however, such retainer still remains outstanding and will be paid by the Company, directly. The Company also agreed to compensate the Placement Agent for all of its reasonable expenses in connection with the Offering.

Item 3.02  Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is hereby incorporated by reference in this Item 3.02.

In connection with the Final Closing, the Company issued 589,689 Series A Preferred Shares and 235,882 Warrants (the Warrants and the Series A Preferred Shares are referred to herein as the “Securities”) to the Investors.  The Securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

The issuance of these Securities was exempt from registration under the safe harbor provided by Regulation D Rule 506 and Section 4(2) of the Securities Act. The Company made this determination based on the representations of Investors, which included, in pertinent part, that such Investors were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the General Rules and Regulations of the Securities Act (“Regulation D”), or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S promulgated under the General Rules and Regulations of the Securities Act, and upon such further representations from the Investors that (a) the Investor was acquiring the Securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agreed not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor had knowledge and experience in financial and business matters such that he, she or it was capable of evaluating the merits and risks of an investment in the Company, (d) the Investor had access to all of the Company’s documents, records, and books pertaining to their investment in the Securities and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the Offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (e) the Investor had no need for the liquidity in its investment in the Securities and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 8.01 Other Events

On May 11, 2010, the Company issued a press release announcing the completion of (a) the reverse merger between the Company and City Zone Holdings Limited, a British Virgin Islands company, and (b) the Offering with aggregate gross proceeds of $10,805,750. The press release is attached as Exhibit 99.1  to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit       Description
Number

99.1             Press Release issued by Eco Building International, Inc. dated May 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING INTERNATIONAL, INC.
Date: May 11, 2010	By:	/s/ Jianming Hao
Jianming Hao
Chief Executive Officer